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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

Name                               Jurisdiction of Organization
----                               ----------------------------
NanoDynamics Energy, Inc.          Delaware

NanoDynamics Life Sciences, Inc.   Pennsylvania

ND Fusion, Inc.                    New York

MetaMateria Partners, LLC          Ohio

ND-1 Partners, LLC                 Delaware

Epik Energy Solutions, LLC
 (51% interest held)               Delaware